UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2009

Structured Obligations Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32015	13-3741177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, New York		10013
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code		(212) 834-6000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a distribution made to holders of the Certificates issued by the Select Notes Trust LT 2003-1.

Each issuer of an underlying security, or guarantor thereof, or successor thereto, as applicable, which represents ten percent (10%) or more of the aggregate principal amount of all securities held by the trust is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Periodic reports and other information required to be filed pursuant to the Exchange Act, by an issuer of an underlying security, or guarantor thereof, or successor thereto, as applicable, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system. Neither Structured Obligations Corporation nor the trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Structured Obligations Corporation nor the trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting an issuer of an underlying security, or guarantor thereof, or successor thereto, as applicable, or an underlying security have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

On June 1, 2009, the Trustee gave notice to Certificate holders of a Removal Event. The assets of the Trust include $5,000,000 principal amount of 6.75% Debentures due May 1, 2028 (the "General Motors Debentures" issued by General Motors Corporation (the "Underlying Securities Issuer").On June 1, 2009 the Underlying Securities Issuer filed for Chapter 11 protection in U.S. Bankruptcy Court in New York. Under the Trust Agreement, the bankruptcy filing by the Underlying Securities Issuer constitutes a Removal Event with respect to the General Motors Debentures. Effective June 1, 2009, the Certificate Principal Balance has been reduced to $47,290,000, which is $904.379422 per $1,000 original face amount of securities. The Trust Agreement provides that the Trustee deliver written instructions to J.P. Morgan Securities Inc. to sell the General Debentures on behalf of the Trust. The proceeds of such sale will be distributed in the following order of priority: (i) to the Advancing Party, the amount owed to the Advancing Party from the proceeds of such sale and (ii) to the Certificate holders, pro rata, in accordance with each Certificate holder's Certificate Principal Balance. A Removal Event also constitutes a Pass-Through Rate Adjustment Event and the Pass-Through Rate has been adjusted to 5.97% effective June 1, 2009. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

1.	Trustee's Report with respect to the August 17, 2009

Distribution Date for the Select Notes Trust LT 2003-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:  /s/  Chadwick S. Parson

________________________________

Name:	Chadwick S. Parson
Title:	Authorized Signatory

August 17, 2009

EXHIBIT INDEX

Exhibit		Page
1	Trustee's Report with respect to the August 17, 2009 Distribution Date for the Select Notes Trust LT 2003-1	5

Exhibit	1
To the Holders of:
Select Notes Trust LT 2003-1
Long Term Certificates Series 2003-1
*CUSIP:	81619PAA5

U.S. Bank Trust National Association, as Trustee for the Select Notes Trust LT 2003-1 (the "Trust"), hereby gives notice with respect to Interest Period commencing on the day after July 15, 2009 and including the August 17, 2009 Interest Distribution Date (the "Interest Period") in respect of the August 17, 2009 Interest Distribution Date (the "Interest Distribution Date") as follows:

1.

The amount of interest received by the Trust during the Interest Period is as set forth below (each Certificate holder's pro rata portion of this amount is the amount to be included in such Certificate holder's Form 1099).

$ 168,750.00

a.	Per certificate held amount of interest income to be included in Form 1099 for the year ending December 31, 2009 is set forth below.

$ 3.568408

2.	The total of all interest distributed to Certificate holders during the Interest Period is set forth below.

$ 235,267.75

3.	Total amount of advances made to the Trustee on the Interest Distribution Date is	$ 66,875.00

4.	Total amount of advances repaid to the Advancing Party during the Interest Period is	$ 0.00

5.	The net total of advances made during the Interest Period is	$ 66,875.00

a.	The net amount owed by the Trust to the Advancing Party on the Interest Distribution Date is set forth below.

$ 721,714.00

6.

The total amount of interest expense paid to the Advancing Party on the Interest Distribution Date is set forth below (each Certificateholders pro rata portion of this amount should be included in a footnote to such Certificate holder's Form 1099 indicating that such amount should constitute investment indebtedness interest, which can be deducted by non-corporate taxpayers to the extent of such net investment income).

$ 0.00

a.	Per certificate held amount of interest expense to be included in Form 1099 for the year ending December 31, 2009 is set forth below.

$ 0.00

7.	At the close of business on the Interest Distribution Date, there were 52,290 Certificates outstanding, which after applying the factor of 90.437942%, results in 47,290 notional amount.

8.	Payments made on Underlying Securities during the Interest period are as set forth below.

Payment Date	Description of Underlying Security	Principal	Interest
08/15/2009	Duke Capital Corporation 6.75% Senior Notes due February 15, 2032.	$ 0.00	$ 168,750.00

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

6